UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SD
Specialized Disclosure Report

FRANKLIN ELECTRIC CO., INC.
(Exact name of registrant as specified in its charter)

Indiana	0-362	35-0827455
(State of incorporation)	(Commission File Number)	(IRS employer identification no.)

9255 Coverdale Road
Fort Wayne, Indiana	46809
(Address of principal executive offices)	(Zip code)

Jennifer A. Wolfenbarger
(260) 827-5384
(Name and telephone number, including area code, of the person to contact in connection with this report.)

Check the appropriate box to indicate the rule pursuant to which this form is being filed, and provide the period to which the information in this form applies:

[x] Rule 13p-1 under the Securities Exchange Act (17 CFR 240.13p-1) for the reporting period from January 1 to December 31, 2025.

Section 1 - Conflict Minerals Disclosure

Item 1.01 Conflict Minerals Disclosure and Report

Franklin Electric Co., Inc. (the “Company”) is providing this Form SD in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) for the reporting period from January 1, 2025 to December 31, 2025. The Company has filed its Conflict Minerals Report, which appears as Exhibit 1.01 hereto and is publicly available at www.franklin-electric.com.
Item 1.02 Exhibit
A copy of the Company’s Conflict Minerals Report is provided as Exhibit 1.01 hereto.
Section 2 - Exhibits

Item 2.01 Exhibits

Number	Description

1.01	Conflict Mineral Report as required by Items 1.01 and 1.02 of this Form

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN ELECTRIC CO., INC.
(Registrant)

Date: May 29, 2026	By	/s/ Jennifer A. Wolfenbarger
Jennifer A. Wolfenbarger
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)